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                                                                    EXHIBIT 21.1

                    Subsidiaries of The Cerplex Group, Inc.,
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
                                              JURISDICTION OF
                                         ORGANIZATION AND TYPE OF
       ENTITY                                     ENTITY                OWNERSHIP
       ------                            ------------------------       ---------
CERTECH Technology, Inc.                 Texas corporation           100% by Cerplex

Cerplex Mass., Inc.                      Massachusetts corporation   100% by Cerplex

Cerplex Limited                          England and Wales           100% by Cerplex
                                         corporation

Apex Computer Company                    Washington corporation      100% by Cerplex

Modcomp/Cerplex L.P. ("Modcomp")         Delaware limited            44% by Cerplex Sub and
                                         partnership                 51% by MJVI

Modcomp Canada Ltd.                      Canada corporation          100% by Modcomp

Cerplex SAS                              French corporation          100% by Cerplex and
                                                                     Cerplex Limited

Cerplex Subsidiary II, Inc.              Delaware corporation        100% by Cerplex